Exhibit 10.4

Statement of Work Globalware PFD Housting
SPSS — Globalware Physical Fulfillment and Delivery Hosting Agreement
Statement of Work

Page 1of 16

Statement of Work Globalware PFD Housting

Table of Contents

1. Terms and Conditions	3
1.1 Duration of Statement of Work	3
1.2 Change Control	3
1.3 Deviation	3
2. Background/Summary/Overview	3
2.1 Business Engagement	3
2.2 Quality Assurance	4
3. Definitions	4
4. Scope of Services & Service Level Agreements	4
4.1 Supply Management	4
4.2 Inventory Management	5
4.3 Physical Order Details	6
4.4 Returns and Return Material Authorization (RMA)	6
4.5 Reports, Automated Files & Emails, Tracking	7
4.6 Hours of Operation	8
4.7 Incident Reporting and Handling	8
5. Training	9
6. Backup Copies	9
8. Assumptions, Pre-requisites and Dependencies	9
9. Service Level Remedies	9
10. Roles and Responsibilities	11
10.1 Client Team Management — GWS	11
10.2 Account Management — GWS & SPSS	12
10.3 Resources	12
10.4 Meetings	13
11. Pricing, Commitment & Invoicing	13
11.1 Invoicing	13
11.2 Physical Fulfilment and Distribution Pricing	14
12. Acceptance	16

Statement of Work Globalware PFD Housting
Statement of Work
The work set forth below is being completed under the terms and conditions of this Statement of Work (hereinafter “SOW”) and the ‘Globalware Solutions Service Agreement’, dated May 10, 2007 (hereinafter “Agreement”), between GlobalWare Solutions, Inc. (“GWS”) and SPSS Inc. (“SPSS”).
1. Terms and Conditions
1.1 Duration of Statement of Work
This Statement of Work (SOW) is for the monthly operations of SPSS’ Physical Fulfilment and Distribution (PFD) program. This SOW is for a term of two (2) years commencing on the Effective Date (hereinafter the “Initial Term”). This Statement of Work shall automatically renew for successive one (1) year terms unless it is terminated in accordance with the Agreement, Section 9 of this Statement or a party informs the other party it does not wish to renew this Statement of Work as set forth below (hereinafter “Renewal Term”).
If GWS does not wish to renew this SOW after the Initial Term or any Renewal Term, then GWS must provide SPSS at least one (1) year written notice that they do not wish to renew this SOW. If SPSS does not wish to renew this SOW after the Initial Term or any Renewal Term, then SPSS must notify GWS in writing at least 90 days prior to the end of the current term that they do not wish to renew. Other than the above provisions this SOW cannot be terminated without cause. Except for as provided in Section 9 below, terms and conditions for termination with cause are defined in Section 4 of the Agreement.
1.2 Change Control
A change in scope or needed enhancements is likely to occur and can/ will be identified by either GWS or SPSS. Any changes in scope will be managed by the GWS Account Management Team in conjunction with the appropriate SPSS counterparts. No enhancements or modifications will be made without written approval of SPSS and GWS.
1.3 Deviation
In the event that there is deviation from this SOW, GWS and SPSS will mutually discern ownership of issue and whose responsibility it will be to provide corrective action according to respective procedures.
2. Background/Summary/Overview
2.1 Business Engagement
SPSS has chosen to engage with GWS, on a non-exclusive basis, as one of its providers of physical product and order fulfilment (PFD) in North America, EMEA, and Singapore. The following details in this SOW will meet the needs of SPSS business requirements inclusive of services and processes, ongoing operational activities and service level agreements (SLAs).

Statement of Work Globalware PFD Housting
2.2 Quality Assurance
GWS is a certified ISO 9001-2000 company and is governed by its ISO procedures to manage and ensure the service levels within
3. Definitions
“Data Share” GWS’ online system that allows SPSS to upload new or updated product information and tracks the proofing in GWS’ environment.
“GlobalView “ GWS’ online systems that provides SPSS information, which includes but is not limited to order tracking and inventory counts.
“Ongoing Services” means the service being provided by GWS in hosting and delivering SPSS’ products through physical fulfilment.
“Term” means the term of this Statement of Work.
“Support Services” means the support, maintenance, and training services that GWS will provide SPSS with respect to the PFD.
“Professional Services” refers to services that GWS may provide to SPSS outside of the terms and conditions of this Statement of Work. Professional Services may encompass, but not be limited to, consulting advisory, development, and/or integration services.
“Standard Reports” are any reports that are provided with the GlobalView system, or any reports that can be created, configured, and modified solely by SPSS using end-user reporting tools provided by GWS.
“Custom Reports” are any reports provided to SPSS by GWS that require GWS programming resources to create, configure, or modify at the written request of SPSS.
4. Scope of Services & Service Level Agreements
4.1 Supply Management
4.1.1 Forecasts and POs
▪	SPSS will provide forecasts for new products to be released for each GWS location

▪	SPSS will provide forecasts for existing products based on rolling forecasts and against historical reports and current inventory

▪	SPSS will provide POs for GWS supply and third party purchases according forecasts prior to GWS prurchasing or manufacturing components (e.g., CDs or other media; supplies for marketing materials).

Statement of Work Globalware PFD Housting
4.1.2 Product Lead Times from “Manufacturing Ready”

Item	North America	EMEA	Singapore
1. GWS Conventional Print & Media Components	5 to 10 Business Days	5 to 10 Business Days	5 to 10 Business Days

2. GWS Short Run Demand Print & Media	3 to 5 Business Days	3 to 5 Business Days	3 to 5 Business Days

3. GWS Sourced Packaging[1]	10 to 15 Business Days	10 to 15 Business Days	10 to 15 Business Days

4. SPSS 3rd Party Components[2]	As scheduled and tracked by GWS AM	As scheduled and tracked by GWS AM	As scheduled and tracked by GWS AM

5. GWS Finished Goods Assembly Ready Components	Additional 1 to 2 Business Days from the days set forth in 1, 2, 3 and 4 above.	Additional 1 to 2 Business Days from the days set forth in 1, 2, 3 and 4 above.	Additional 1 to 2 Business Days from the days set forth in 1, 2, 3 and 4 above.

6. GWS Finished Goods Inventory Available for Order Fulfilment	Next Business Day from Assembly	Next Business Day from Assembly	Next Business Day from Assembly

[1]	GWS Sourced Packaging is defined as components obtained by GWS from third parties on behalf of SPSS for fulfillment.

[2]	SPSS 3rd Party Components are defined as components obtained from third parties by SPSS and shipped to GWS for fulfilment.
4.2 Inventory Management
4.2.1 Requirements
GWS’ inventory and manufacturing services are an integral piece of the relationship between SPSS and GWS. GWS will maintain and manufacture inventory on behalf of SPSS. Requirements are as follow:
▪	Cycle Counting — GWS will validate SPSS inventory counts and compare to SPSS and GWS records to ensure that the SPSS inventory represented in SPSS accounting systems and on GWS’ systems is accurate. GWS will maintain a regularly scheduled cycle count program.

▪	CD Replication — GWS will manufacture CD’s on behalf of SPSS Inc. utilizing the guidelines provided by SPSS.

▪	Warehousing — GWS inventory is warehoused on pallets on site.

▪	Inventory Transfer Pick-Up — A key part of SPSS inventory management requires that bulk shipments can be made from various warehousing plants for either distribution to a supplier, customer or to another SPSS warehouse facility.

▪	Kitting — SPSS will utilize GWS to assemble and box together multiple products which make up a kit.

▪	Inventory and Product Availability — GWS will follow SPSS guidelines related to making new products and inventory available for shipment to our customers, distributors or another SPSS warehouse facility.

▪	Pick Accuracy Rate — GWS will handle the preparation required for compiling all of the products, labels, etc. required to fulfill any given order. SPSS requires a commitment to the accuracy levels for ensuring the customer receives what was depicted on the order.

▪	Inventory Dedication — GWS inventory is dedicated per agreement for system-to-system orders or web-store.

Statement of Work Globalware PFD Housting
▪	GlobalView — GWS component and Finished Goods inventory can be viewed in GlobalView.
4.3 Physical Order Details
4.3.1 Order Fulfilment
▪	SPSS systemic feeds of order batch files will be sent and processed at scheduled intervals.

▪	SPSS can enter orders manually into GlobalView.

▪	Orders received Monday to Friday are processed and fulfilled same day for stocked Finished Goods according to the table in section 4.6 below.

▪	Order fulfilment can be arranged for other hours or days as required, but must be planned in advance with reasonable amount of notice and carrier availability.

▪	GWS generates pick lists, packing slips, demand print License Authorization Code letters, and shipping labels according to SPSS specification.

▪	GWS will use shipping carriers as specified on orders received from SPSS. GWS accounts to be used.

▪	Requests for orders to be expedited, changed or cancelled will be accommodated whenever possible

▪	Export shipments require a SPSS signed Power of Attorney Form (on file at GWS)

▪	Export orders are processed through:
o	North America: US Government MK Denial’s Denied/ Restricted Parties List

o	EMEA: US Government MK Denial’s Denied/ Restricted Parties List

o	Singapore: US Government MK Denial’s Denied/ Restricted Parties List
▪	SPSS will track any aspect of order status and customize reports in GV

▪	GWS will notify SPSS of undeliverable orders
4.4 Returns and Return Material Authorization (RMA)
4.4.1 General Returns
▪	GWS will receive returns at the locations in the below table — Attn: SPSS Returns

▪	GWS inspects material for external condition and contacts SPSS for disposition including the handling of serial numbers and LACs and moves material accordingly
4.4.2 RMA
▪	RMA is received at the locations in the below table — Attn: SPSS RMA

▪	GWS inspects material for external condition and handles material according to RMA instructions

▪	GWS or SPSS can enter and process RMA in GV which includes instructions for disposition
4.4.3 Return Locations

North America	Globalware Solutions, 200 ward Hill Ave, Haverhill, MA 01835
EMEA	Globalware Solutions, European Manufacturing & Distribution Center Parellaan 70,2132 WS HOOFDDORPThe Netherlands
Singapore	Globalware Solutions, 9 Changi South Street 3 #0707 Singapore 486361

Statement of Work Globalware PFD Housting
4.5 Reports, Automated Files & Emails, Tracking
It is expected that the following reports will be available/provided to SPSS:

Report(s)	Type / Source	Intended Audience	Frequency
SPSS Usage by Month	GWS GlobalView	Fulfilment & Distribution	Monthly
SPSS Daily Reorder Point	GWS GlobalView	Fulfilment & Distribution	Daily
SPSS Review Reorder Points Set	GWS GlobalView	Fulfilment & Distribution	Ad-hoc
SPSS Component Inventory	GWS GlobalView	Fulfilment & Distribution	Ad-hoc
SPSS-Finished Goods Inventory	GWS GlobalView	Fulfilment & Distribution	Ad-hoc
Order Receipt File	GWS Automated System File	Oracle Log File	Every 5 minutes — 24X7
Error Holds, Ship Date Holds, Export Holds, Inventory Holds	GWS GlobalView	Order Management Fulfilment & Distribution	Ad-hoc
Ship Confirm File	GWS Automated System File	Oracle Order Mgmt Module	Twice per day
Order Confirmation	Automated Email	SPSS Customer	Ad-hoc
Order Tracking	GWS GlobalView	Sales, Order Management Fulfilment & Dist Customer Service	Ad-hoc
RMA	GWS GlobalView	Customer Service	Ad-hoc
Address Correction Report	GWS Email	Fulfilment & Distribution	Monthly
Shipping Affidavits	GWS Email	Fulfilment & Distribution	Monthly/Quarterly
Invoices	GWS Email & USPS	Fulfilment & Distribution	Monthly — by the 5th day
Re-order point	GWS GlobalView	Fulfilment & Distribution	Bi-Weekly
Re-order point flag	GWS GlobalView	Fulfilment & Distribution	Daily
Inventory Reports	GWS GlobalView	Accounting Fulfilment & Distribution	Weekly/Monthly

Statement of Work Globalware PFD Housting
All reports are for standard reporting available within GWS reporting systems. Any customization requested by SPSS will be quoted via a statement of revision.
4.6 Hours of Operation

Hours of
		Operation	Hours of	Hours of
Order and Account	Days of	North	Operation	Operation	Response
Inquiries	Operation	America	EMEA	Singapore	Time
Daily	Monday — Friday	8am — 5 pm CST	8am — 6pm CET	8 am — 6pm SGT	Acknowledgement Within 1 hours of notification
Last Business Day of Month	Monday — Friday	8am — 9pm CST	8am CET — until instructed to stop.	8am SGT- until instructed to stop.	Within 1 hour of notification
Last Business Day of Quarter	Monday — Friday	8am — 12am CST	8am CET — until instructed to stop.	8am SGT- until instructed to stop.	Within 1 hour of notification
Last Day of the Quarter (If falls on Saturday)	Saturday	8am — 12pm CST	n/a	n/a	Within 1 hour of notification
Last Week of the Quarter	Monday — Friday	8am — 5pm cst	8am — 6pm CET	8am — 6pm SGT	Within 1 hour of notification

Fulfilment	Days of Operation	Orders Received by	Orders Received by	Orders Received by	Shipping Date

Daily	Monday — Friday	2:00pm CST	2:00pm CET	2:00pm SGT	Same Day
Last Business Day of Month	Monday — Friday	8:00pm CST	8:00pm CET	8:00pm SGT	Same Day
Last Business Day of Quarter	Monday — Friday	9:30pm CST	9:30pm CET	9:30pm SGT	Same Day
Last Day of the Quarter (If falls on Saturday)	Saturday	11:00am CST	11:00amCET	11:00am SGT	Same Day
4.7 Incident Reporting and Handling
SPSS’ responsibilities will include:
▪	Identify and report issues via phone and/or email

▪	Provide sufficient detail to facilitate GWS in responding to order inquiry and account management questions

▪	Determine priority/severity of the request

▪	Review system access lists, and validate with GWS the SPSS staff that have been approved to make order inquiries and account changes

Statement of Work Globalware PFD Housting
     GWS’ responsibilities will include:
▪	Log call/email – open order inquiry/incident

▪	Diagnose, research and resolve issue

▪	Coordinate & communicate status with SPSS

▪	Coordinate closure of the inquiry/incident
5.	Training

GWS will provide training to the designated SPSS employees on the systems used for PFD processes which include GlobalView and Data Share.

6.	Backup Copies

GWS will make daily incremental and weekly full backups of all systems that house SPSS related information. GWS will twice weekly, including the full backup, store backups offsite in a secure facility. All backups should be retained for at least one year. In the event that the parties agree that a disaster has occurred (e.g., in the event the Network crashes), GWS will provide point-in-time recovery to the last backup of the SPSS related information. This point-in-time recovery will generally be accomplished in less than 6 hours. GWS will make best efforts to ensure that this point-in-time recovery does not take more than 72 hours in the case of a catastrophic event. Back-up procedures entail storage of SPSS customer data and therefore GWS and SPSS are responsible for handling of customer data as specified in the Agreement. SPSS customer information should only be used to facilitate the obligations under this Statement of Work.

7.	Professional Services

During the term of this Statement of Work, SPSS and GWS may determine that an SPSS request falls outside the terms and conditions of this Statement of Work. Should this be the case, SPSS and GWS will mutually develop a Statement of Work in support of the necessary services, including any necessary additional costs.

8.	Assumptions, Pre-requisites and Dependencies

The ability to execute the ongoing requirements of Physical Fulfilment and Delivery will be dependent upon the successful implementation of the Physical Fulfilment and Delivery setup project, described in a separate, mutually agreed upon SOW.

9.	Service Level Remedies

The remedies set forth below are SPSS’ sole and exclusive remedies, and GWS’ sole and exclusive liability, for interruption of the PFD Service.

Statement of Work Globalware PFD Housting

9.1	Order Processing SLAs
Subject to Section 9.2 below, GWS agrees to provide credits as and in the amounts described below (“Credits”) if it fails to meet either of the following order processing service level commitments (the “SLA Commitments”) with respect to any Valid Order (defined below).
On Time Delivery Commitment: All Valid Orders received into the GSW Power Access system by the applicable time for the region (as set forth in Section 4.6 ”Hours of Operation”) on or before the last business day of a given calendar month (the “Order Cutoff Day”) will be delivered to an appropriate third party for shipment on or before the end of the applicable Order Cutoff Day (the “Shipping Cutoff Time”).
For measurement purposes, should GWS be unable to accept Valid Orders due to GWS error, then the Log File date/time stamp when the first attempt to send the order file to the GWS FTP site was made, will take precedence over the date/time stamp of the receipt of the order in Power Access.
Order Fulfillment Accuracy Commitment: All Valid Orders will be directed to the applicable ship to address and contain the quantity and type of products specified in the applicable order. Any Valid orders not meeting these criteria will be considered unfulfilled orders, and therefore subject to the penalties below.
For the purpose of calculating credits due to SPSS from GWS below, a region pertains to the specific GWS Fulfillment Center that may be at fault for an unfulfilled order, and the revenue generated by that Center in fulfillment of SPSS orders.
A.	Monthly Fulfillment:

On a calendar monthly basis, GWS will grant to SPSS a Credit for each Valid Order that GWS failed to fulfill by the applicable Shipping Cutoff Time in accordance with the SLA Commitments for the applicable region in which such failure occurred. The amount of such Credit with respect to each such unfulfilled order will be equal to 1% of the monthly fulfillment revenue from the region the violation occurred payable to GWS in connection with that unfulfilled order, provided that, in no event shall the aggregate amount of Credits granted to SPSS in accordance with this Section 9.1(A) with respect to any calendar month exceed 30% of the monthly regional fulfillment revenues actually paid to GWS by SPSS with respect to that calendar month.

B.	End of Quarter Fulfillment:

Notwithstanding the foregoing, in the event that GWS is required to grant to SPSS a Credit under Section 9.1(A) above with respect to any calendar month that is the last calendar month of a given calendar quarter, then in lieu of the Credit required under 9.1(A) above, GWS shall grant to SPSS a Credit with respect to each such unfulfilled order equal to 2% of the monthly fulfillment revenue from the region the violation occurred payable to GWS in connection with that unfulfilled order ; provided that, in no event shall the aggregate amount of Credits granted to SPSS in accordance with this Section 9.1(B) with respect to any calendar month exceed 50% of the regional monthly fulfillment revenues actually paid to GWS by SPSS with respect to that calendar month.

C.	The amount of each Credit shall be calculated by GWS and sent to SPSS for approval within thirty (30) days from the close of the applicable calendar month with respect to which such Credits are due. If the Credit is reasonably approved by SPSS, GWS shall apply the Credit to the next months invoice. If this Statement of Work or the Agreement is terminated and SPSS cannot utilize the Credit, then GWS shall send SPSS payment in the amount of the Credit within thirty (30) days from the date SPSS approves the Credit.

Statement of Work Globalware PFD Housting
9.2	Conditions of Credits: The parties acknowledge and agree that:
SPSS will provide GWS with up to date forecasts of order volumes for the last day of every month and every quarter, in order for GWS to provide the appropriate staffing. No credits to SPSS will be applicable for orders exceeding the forecast plus ten (10) percent that fail to meet the above Service Level.
A.	Credits will be granted only with respect to Valid Orders. A “Valid Order” is an order that meets all of GWS’s standard minimum order processing requirements, including the following:
•	Placed through Power Access systemically

•	Orders received into Power Access by agreed cut off time.

•	Includes valid ship to address

•	Contains no exceptions or Invalid Order fields

•	Product must be in stock

•	Product must be set up in the GWS system.

•	An Auth Codes must be at least 20 characters

•	An Auth Codes must be no longer than 40 characters

•	When using the carrier OTHER / CHECK SERVICE the method of shipment must be listed in the notes field.

•	An invalid order is any order that is rejected by PA due to the fault of SPSS, and has an error code sent back to SPSS or an order that makes it through the system and is identified as an invalid order and SPSS is notified of the reason it is invalid. This includes all current and future exceptions mutually agreed upon by both parties as being invalid orders.
B.	GWS will not be liable to SPSS to provide any Credit for any delay or failure to meet a service level if GWS’ failure is exclusively due to an act, omission, error or failure to perform by SPSS or (ii) an event described in Section 9(e) of the Agreement shall occur.

C.	If the Credit caps set forth in A and B above are met in two (2) months over any twelve (12) month period, SPSS may terminate this Statement of Work without penalty on sixty (60) day prior written notice to GWS. SPSS shall have a right to provide such notice anytime over a ninety (90) day period after the Credit cap is met for the second time in the twelve month period.
10. Roles and Responsibilities
     10.1 Client Team Management — GWS
▪	Implements SOW, manages change, and integrates services for new requirements

▪	Identifies and aligns internal GWS resources by location globally and departments as required to support current or requirements

▪	Identifies Account Manager (AM) requirements globally and coordinates team dedicated to SPSS

▪	Identifies lines of communication and paths of escalation internally and with SPSS

▪	Establishes and maintain program for Continuous Improvement

▪	Coordinates special projects (i.e SPSS Prentice Hall) or events (i.e.SPSS EOQ)

▪	Coordinates Quarterly Business Reviews (QBR) to measure performance and improve business relationship

Statement of Work Globalware PFD Housting
▪	Serves as escalation point from Account Manager and/ or SPSS to Director of Client Services and Quality Assurance
     10.2 Account Management – GWS & SPSS
Account Management is the method by which SPSS and GWS interact on an operational basis. This sets the stage for what’s expected of both parties to ensure that the lines of communication are always open and methods for communicating with one another have been fully defined and agreed upon. SPSS requires that GWS is available to answer order and account inquiry questions, and to report problems that SPSS may be experiencing via phone and/or email. In general, it is expected that Account Management from GWS and SPSS account for the following:
▪	Ensure there is consistent contact and communication about relationship and any special needs for escalation and/or system alerts

▪	Ensures that service levels of SOW are being maintained

▪	Financial management to ensure ongoing fees and invoices are accurate and any additional work is scoped and accounted for

▪	Specifically, SPSS will be required to:
o	Participate in meetings

o	Provide information on up-coming releases or any activities that will have an impact to the SPSS / GWS relationship

o	Identify improvement opportunities

o	Ensure quarterly score carding

o	Follow-up on SPSS action items for closure
▪	Specifically, GWS will be required to:
o	Coordinate and enable SPSS to perform system availability reviews

o	Identify improvement opportunities

o	Coordinate and distribute materials for formal meetings

o	Follow-up on GWS action items for closure

o	Identification of any GWS major changes (Systems, organizational, etc.) that could have an impact on the SPSS / GWS relationship

o	Perform review of access controls
     10.3 Resources
The following resources are those identified as critical to the daily activities and monitoring of the services provided. Additional SPSS and GWS resources may be incorporated in necessary discussions as necessary on a periodic basis.

Resource Group	Member	Key Responsibilities
Vendor Manager – SPSS	Terry Schohn Vice President, Corporate Administration	Represent SPSS in managing the on-going relationship with GWS

Account Manager	Jerry Alexander	Represent GWS in managing the ongoing relationship and general account management activities with SPSS

Service Level Managers	North America: Diana Davis	Represent SPSS in monitoring contractual service levels. Accountable to SPSS customers to maintain level of service in their respective regions.

EMEA: Jaap Jongejans

Singapore:
Rob Godfrey

Statement of Work Globalware PFD Housting
     10.4 Meetings
     It is expected that Account Management meetings will occur for the following areas:

Meetings	Frequency	Meeting Content
Vendor Management Meetings	Bi-Weekly – 2nd and 4th Tuesday of each month
New Product Releases Issues, etc

Business Review Meetings	Quarterly- 2nd	▪ Quarterly Vendor Score Card and Service Level reviews
	Tuesday of each	▪ Inventory Reviews
	quarter	▪ SPSS Physical Fulfillment & Distribution Improvement opportunities
▪ Review GWS access lists for GlobalView and CSTools provided by SPSS
▪ Discuss Upcoming Changes

Adhoc Meetings	As Needed	Address issues that require immediate attention
11. Pricing, Commitment & Invoicing
     11.1 Invoicing
▪	GWS AM will track costs according to contracted fees for goods and services.

▪	GWS AM will manage POs and will create system sales orders and monitor invoice process.

▪	GWS Finance will generate invoices for goods on an ongoing basis.

▪	GWS Finance will generate an invoice for services on a monthly basis.

▪	Invoicing and payment terms are stated in Section 3. Compensation within the Agreement.

▪	GWS will bill for components as the components are stocked.
▪	Invoices for North America operations should be sent electronically by the 5th business day of every month, later to be followed by a hard copy sent to the SPSS Headquarters in Chicago. Invoices should reflect all orders for North America for the billing cycle including the costs per order split into material costs, freight costs, order processing costs, same day costs and the invoice total. All invoices for North America should be billed in US Dollars.

▪	Invoices for EMEA operations should be sent to the appropriate SPSS controllers by the 5th of every month, later to be followed by a hard copy sent to their individual offices. Each office should receive 2 files via email and 1 hard copy via mail. The 1st file contains all orders for the

Statement of Work Globalware PFD Housting
billing period and respective office including the costs per order split into material costs, freight costs, order processing costs, same day costs and the invoice total. The 2nd file is a copy of a sign off sheet with the summary of all offices and the totals. A copy of all invoices for the offices should be submitted to the Fulfillment Manager both electronically and hard copies. All Invoices for EMEA should be billed in Euros.

▪	Invoices for Singapore operations should be sent to the appropriate SPSS controllers by the 5th of every month, later to be followed by a hard copy sent to their individual offices. Each office should receive 2 files via email and 1 hard copy via mail. The 1st file contains all orders for the billing period and respective office including the costs per order split into material costs, freight costs, order processing costs, same day costs and the invoice total. The 2nd file is a copy of a sign off sheet with the summary of all offices and the totals. A copy of all invoices for the offices should be submitted to the Fulfillment Manager both electronically and hard copies. All Invoices for Singapore should be billed in US Dollars.

▪	Separate Invoices will be prepared and delivered by GWS for Purchase Orders submitted by SPSS for items including but not limited to printed materials, CD duplication, and printing of manuals. These invoices must reference the appropriate SPSS PO number and are distinct from the monthly detail invoice for order processing and account management.
     11.2 Physical Fulfilment and Distribution Pricing

PFD Pricing	HAVERHILL	AMSTERDAM	SINGAPORE
Order Processing (Order Feed)
Order Process Fee — first of each part number	$1.95	€1.75	$1.45
Pick Process Fee — per each additional item	$0.25	€0.20	$0.15
License Fee — per license (auth code) print and insertion	$0.25	€0.20	$0.20
Pack Charge — per shipment/carton, included in Order Process Fee	—	—	—
Bulk Order Process Fee — each part number item	$1.95	€1.75	$1.45
Bulk Order Carton Fee — pick, pack, label per carton	$4.00	€4.50	$3.00
Standard International Paperwork	$4.00	€2.75	$3.50
Additional International Shipment Process/ Paperwork	Per Requirement	Per Requirement	Per Requirement
Palletizing Fee — per pallet	$18.00	€12.50	$25.00
Rush Order Fee — received after cut-off per order[1]	$25.00	€25.00	$20.00
Order Cancellation Fee — before order release per order	$8.00	€6.00	$6.00
Special Handling Fee – cancel after order release; change/ edit order post feed transmittal per order	$25.00	€25.00	$20.00
Outbound Freight — per GWS carriers and rates	—	—	—
GWS Inter-facility Inventory transfer fee – for GWS manufactured goods; freight and packaging fees apply to SPSS supplied material	No Charge	No Charge	No Charge
RMA (Return Material Authorization)
Standard Return Process Fee — not recommended in Singapore	$8.00	€6.00	$6.00
Receive, Inspect, Restock — per unit	$3.10	€3.40	$2.50
Warehousing & Inventory Management
Warehouse Services — by quotation per hour	$37.00	€35.00	$20.00
Receiving Charge — receive, inspect and stock customer supplied material of a single part per pallet	$15.00	€15.00	$10.00
Receiving Charge — receive, inspect and stock customer supplied material in cartons per part	$5.00	€5.00	$3.00

Statement of Work Globalware PFD Housting

PFD Pricing	HAVERHILL	AMSTERDAM	SINGAPORE
		€14.00 EU Size
Pallet Charge — per pallet/ location	$16.00	€22.00 US Size	$14.00 M3 Size
Cycle Count Inventory — included in pallet charge	—	—	—
Inventory Transaction Updates — per hour	$37.00	€35.00	$20.00
Stock Disposition — restock, recycle or destroy by quotation	$37.00	€35.00	$20.00
Standard Reports — included in GlobalView Service Fee	—	—	—
Miscellaneous Services
Additional Services — EOQ, overtime activity, misc. projects, etc.	By Quotation	By Quotation	By Quotation
Customized Services — new process, IT and/ or PowerAccess development; quotation per hour	$150.00	—	—
GlobalView™
Service Fee — monthly hosting and support per month per facility	$2,500.00	$2,500.00	$2,500.00
Up to 10 users — with global access to all sites included in Service Fee	—	—	—
Additional Global Users – monthly flat fee for additional and unlimited number of users	$2,500.00	—	—
User Set Up Fee – Each User	$75.00

[1]	Orders are only considered ‘Rush’ if they are fulfilled on the same day at the explicit request of SPSS and occur after the cutoff times identified in section 4.6 of this document.
The prices set forth above cannot be changed during the Initial Term of this Statement of Work. Thereafter, the pricing can be increased prior to each renewal term by no more than five (5) percent over the prior year’s prices.

Statement of Work Globalware PFD Housting
12. Acceptance
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective dually authorized officers or representatives as of the Effective Date, which is defined as the date that the last party signs.

SPSS:		GWS:
SPSS Inc.		GlobalWare Solutions, Inc.
233 S. Wacker Drive, 11th floor,		200 Ward Hill Ave
Chicago, Illinois 60606		Haverhill, MA 01835

Signed and Agreed By:		Signed and Agreed by:

/s/ Raymond H. Panza	April 7, 2008	/s/ John P. Viliesis	3-28-08
(Signature)	(Date)	(Signature)	(Date)

Raymond H. Panza	EVP & CFO	John P. Viliesis	CFO
(Name)	(Title)	(Name)	(Title)